SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 8, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

On April 8, 2003, Science Applications International Corporation (the “Company”) reported that its Board of Directors approved a Chairman and CEO succession process proposed by J. Robert Beyster, the Company’s founder, chairman and Chief Executive Officer (age 78). The Board of Directors established a search committee that will begin recruiting and evaluating internal and external candidates to succeed Dr. Beyster as CEO.  Dr. Beyster will serve as CEO until February 2004, unless a new CEO is selected by the Board before then. Dr. Beyster’s term on the Board expires in July 2004 and he will remain chairman until a new chairman is selected by the Board. The news release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 News release dated April 8, 2003 is attached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: April 8, 2003	By	/S/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
and General Counsel